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                              DORSEY & WHITNEY LLP

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                                December 26, 2002

First American Strategic Income Portfolio Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402


Re: First American Strategic Income Portfolio Inc. Shares to be Issued Pursuant to Agreement and Plan of Reorganization

Ladies and Gentlemen:

     We have acted as counsel to First American Strategic Income Portfolio Inc., a Minnesota corporation ("First American"), in connection with the authorization and proposed issuance of its common shares, par value $.01 per share (the "Shares"). The Shares are to be issued pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Agreement") among First American Strategic Income Portfolio Inc., a Maryland corporation, American Strategic Income Portfolio Inc., a Minnesota corporation, American Strategic Income Portfolio Inc. - II, a Minnesota corporation, American Strategic Income Portfolio Inc. - III, a Minnesota corporation, American Select Portfolio Inc., a Minnesota corporation, and First American, the form of which Agreement is included as Appendix A to the joint proxy statement/prospectus relating to the transactions contemplated by the Agreement included in First American's Registration Statement on Form N-14 filed with the Securities and Exchange Commission (the "Registration Statement").

     In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by First American in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of First American, certificates of public officials and of responsible officers of First American, and other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deem proper on certificates of public officials and of responsible officers of First American. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals; that all signatures are genuine; and that prior to the consummation of the transactions contemplated


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                              DORSEY & WHITNEY LLP

thereby, the Agreement will have been duly and validly executed and delivered on behalf of each of the parties thereto in substantially the form included in the Registration Statement.

     Based on the foregoing, it is our opinion that:

     1. First American is validly existing as a corporation in good standing under the laws of the State of Minnesota.

     2. The Shares, when issued and delivered by First American pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     In rendering the foregoing opinions (a) we express no opinion as to the laws of any jurisdiction other than the State of Minnesota; and (b) we have assumed, with your concurrence, that the conditions to closing set forth in the Agreement will have been satisfied.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the final joint proxy statement/prospectus relating to the Shares included in the Registration Statement.

                                      Very truly yours,


KLP                                   /s/ Dorsey & Whitney LLP